EXHIBIT 5.1

[Letterhead of Parker Poe Adams & Bernstein LLP]

March 31, 2015

Piedmont Natural Gas Company, Inc.

4720 Piedmont Row Drive

Charlotte, NC 28210

Re:	Registration Statement on Form S-8 Relating to $5,000,000 of Deferred Compensation Obligations for Issuance under the Piedmont Natural Gas Company, Inc. Voluntary Deferral Plan

Ladies and Gentlemen:

We have acted as counsel to Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended, for the registration of $5,000,000 of deferred compensation obligations (the “Obligations”), which represent unsecured obligations of the Company to pay deferred compensation to eligible participants from time to time in the future in accordance with the Company’s Voluntary Deferral Plan (the “Plan”).

In rendering the opinion set forth herein, we have reviewed:

(1)	the Articles of Incorporation of the Company, as amended to date;

(2)	the Bylaws of the Company, as amended to date;

(3)	the Certificate of Existence of the Company, dated March 31, 2015;

(4)	the minutes of the March 5, 2015 meeting of the Board of Directors;

(5)	the Registration Statement; and

(6)	the Plan.

We have also reviewed such other documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

Piedmont Natural Gas Company, Inc.

March 31, 2015

The opinion set forth herein is limited to matters governed by the laws of the State of North Carolina, and no opinion is expressed herein as to the laws of any other jurisdiction. Without limiting the generality of the foregoing, we express no opinion with respect to state securities or “Blue Sky” laws. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, the Plan or both.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications expressed herein, it is our opinion that, if and when the Obligations are issued in accordance with the terms of the Plan, the Obligations will be valid and binding obligations of the Company, enforceable in accordance with the terms of the Plan, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

Our opinion expressed herein is as of the date hereof and is expressed only with respect to the laws of the State of North Carolina as currently in effect. We undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We understand that we may be referred to as counsel who has passed upon the legality of the Obligations on behalf of the Company in the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5.1 thereto. The filing of this consent shall not be deemed an admission that we are an expert within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Parker Poe Adams & Bernstein LLP